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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                            Endo Pharmaceuticals Inc.

                      BML Pharmaceuticals, Inc. (indirect)

                             EPI Company (indirect)

                       Endo Pharma Canada Inc. (indirect)